UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2005, BioMarin Pharmaceutical Inc. (the “Company”) entered into an agreement (the “Agreement”) with Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital LLC (collectively, along with their respective associates and affiliates, the “Caduceus Group”), pursuant to which, among other things, the Caduceus Group agreed to cease any and all efforts with respect to its proxy solicitation, and, with respect to the 2005 Annual Meeting of Shareholders (the “Annual Meeting”), the Company agreed to propose for election two new nominees, Joseph Klein, III and Alan J. Lewis, as well as existing directors Jean-Jacques Bienaimé, Franz. L. Cristiani, Elaine J. Heron, Pierre Lapalme and Eric Sager. In addition, following the Annual Meeting, the Company agreed to increase the size of the Board of Directors (the “Board”) to eight (8) directors and, following consultation with OrbiMed Advisors concerning potential nominees and at the recommendation of the Corporate Governance and Nominating Committee, appoint an additional director to the Board.

The Agreement also provides that until January 1, 2007, the members of the Caduceus Group will not: (i) participate in any solicitation of proxies or consents with respect to the Company (whether or not relating to the election or removal of directors), or otherwise solicit stockholders of the Company for the approval of any stockholder proposal or communicate with the Company’s stockholders or induce any person or entity to do the same; (ii) form, join, or in any way participate in any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Caduceus Group; (iii) deposit any voting securities held by the Caduceus Group in any voting trust or enter into any similar arrangement; (iv) otherwise act, alone or in concert with others, to control or seek to control the management, the Board or the policies of the Company; (v) seek, alone or in concert with others, representation on the Board or the removal of any member of the Board; (vi) make any publicly disclosed proposal or enter into any discussion regarding (i) through (v) above, or make or disclose any request to waive or terminate any provision of the Agreement; or (vii) take or cause or induce others to take any action inconsistent with the terms of the Agreement. Generally, these restrictions terminate if the Board increases its size to more than eight (8) directors at any time prior to January 1, 2007.

This summary of the Agreement is not complete and is qualified by reference to the entire agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference

On June 1, 2005, the Company issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated May 27, 2005, between BioMarin Pharmaceutical Inc. and the Caduceus Group.

99.1	Press release dated June 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BioMarin Pharmaceutical Inc.
(Registrant)

Date: June 1, 2005

By: /s/ Jean-Jacques Bienaimé
(Signature)
	Name:	Jean-Jacques Bienaimé
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement, dated May 27, 2005, between BioMarin Pharmaceutical Inc. and the Caduceus Group.

99.1	Press release dated June 1, 2005.